UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

SPARTAN STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan		49518-8700
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 8, 2012, Spartan Stores, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement dated December 23, 2003, by and among the Company and the Company’s subsidiaries, as borrowers, Wells Fargo Capital Finance, LLC, as administrative agent and lender, and the other lenders that are parties thereto (as amended, the “Amended Loan Agreement”). The Amendment, in part, incorporates all the terms and provisions of the Amended Loan Agreement as an exhibit.

Under the terms of the Amended Loan Agreement, the maturity of the borrowings available under the credit facility was extended to June 8, 2017.

Under the terms of the Amended Loan Agreement, the Company may borrow from time to time up to $200 million in revolving credit loans and other specified borrowings, subject to certain availability requirements. A portion of the credit facility is also available for letters of credit, with a sub-limit of $30 million outstanding at any time.

Maximum credit under the Amended Loan Agreement can be increased to $235 million at the request of the Company, if, among other things, the Company is not then in default. The Company also has the option to request an additional increase in the maximum credit to up to $300 million, subject to increases in lender commitments and certain other conditions.

Borrowings under the Amended Loan Agreement will bear interest at a rate determined by reference to the prime rate or LIBOR, at the Company’s option. The Amended Loan Agreement requires the Company to maintain a minimum Excess Availability of 10% of the Borrowing Base (as such terms are defined in the Amended Loan Agreement). Borrowings under the Amended Loan Agreement are secured by substantially all of the assets of the Company and its subsidiaries.

The Amended Loan Agreement contains representations, warranties, covenants and events of default that are customary for this type of financing.

The Company expects that borrowings under the Amended Loan Agreement will be used for working capital, general corporate purposes, and expenses and fees in connection with the Amended Loan Agreement.

The description in this Item 1.01 is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment No. 11 to Loan and Security Agreement dated June 8, 2012 between Spartan Stores, Inc. and its subsidiaries and Wells Fargo Capital Finance, LLC, Bank of America, N.A., PNC Bank National Association, Fifth Third Bank and US Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2012	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Amendment No. 11 to Loan and Security Agreement dated June 8, 2012 between Spartan Stores, Inc. and its subsidiaries and Wells Fargo Capital Finance, LLC, Bank of America, N.A., PNC Bank Nation Association, Fifth Third Bank and US Bank National Association.

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